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                                                                    EXHIBIT 5.01


                                 April 21, 1998

HNC Software Inc.
5930 Cornerstone Court West
San Diego, California 92121-3728

Gentlemen/Ladies:

        At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about April 23, 1998 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 539,479 shares of the Common Stock (the "Common Stock") of HNC Software Inc., a Delaware corporation (the "Company"), all of which shares are presently issued and outstanding and will be sold by certain selling stockholders named in the Registration Statement (the "Selling Stockholders").

        In rendering this opinion, we have examined the following:

        (1) your registration statement on Form S-1 (File Number 33-91932) filed with and declared effective by the Commission on June 20, 1995, together with the Exhibits filed as a part thereof;

        (2) your registration statement on Form 8-A filed with the Commission on May 26, 1995, together with the order of effectiveness issued by the Commission therefor on June 20, 1995;

        (3) the Registration Statement, together with the Exhibits filed as a part thereof;

        (4)     the Prospectus prepared in connection with the Registration
                Statement;

        (5) the Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on June 13, 1996, as certified by the Delaware Secretary of State on June 13, 1996;

        (6) the Bylaws of the Company, as amended, filed as an Exhibit with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 filed with the Commission on August 13, 1996;

        (7) the actions by written consent of the Board of Directors of the Company that are contained in your minute books, that you have provided to us (including without limitation (a) the unanimous written consent of the Company's Board of Directors dated January 15, 1998, approving the merger agreements with Practical Control Systems Technologies, Inc. ("PCS Agreements"), the related merger and the issuance of the HNC shares to PCS shareholders upon consummation of the merger, (b) the unanimous written consent of the Company's Board of Directors dated March 20, 1998 approving the first amendment to the PCS Agreements and
                (c) the unanimous written consent of the Company's Board of Directors dated March 20, 1998, approving the merger agreements with Financial Technology, Inc. ("FTI Agreements"), the related merger and the issuance of the HNC shares to FTI shareholders upon consummation of the merger);

        (8) the Agreement and Plan of Reorganization dated January 30, 1998 among the Company, Practical Control Systems Technologies, Inc., an Ohio corporation ("PCS"), FW1 Acquisition Corp., a Delaware corporation ("FW1") and with respect to certain portions of the Agreement, David H. Cook, an individual and principal stockholder of PCS;

        (9) the Certificate of Merger of PCS and FW1, dated March 31, 1998, filed with and certified by the Ohio Secretary of State on March 31, 1998 and the Certificate of Merger of FW1 and PCS, dated March 31, 1998, filed with and certified by the Delaware Secretary of State on March 31, 1998;

        (10) the Agreement and Plan of Reorganization dated April 6, 1998 among the Company, Financial Technology, Inc., an Illinois corporation ("FTI"), FW2 Merger Corp., a Delaware corporation ("FW2") and, with respect to certain portions of the Agreement, all the shareholders of FTI;

        (11) The Articles of Merger of FTI and FW2, dated April 6, 1998, filed with and certified by the Illinois Secretary of State on April 7, 1998 and the Certificate of Merger of FW2 and FTI dated April 6, 1998, filed with and certified by the Delaware Secretary of State on April 7, 1998;


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        (12)    a Management Certificate addressed to us and dated of even date herewith executed by the Company containing the fully diluted capitalization schedule for the Company as of April 17, 1998 and other certain factual and other representations.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

        Based upon the foregoing, it is our opinion that the 539,479 shares of Common Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

        This opinion speaks only as of its date and is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above issuance of securities and is not to be relied upon for any other purpose.

                                       Very truly yours,


                                       FENWICK & WEST LLP


                                       /s/  FENWICK & WEST LLP
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